UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015 (May 29, 2015)

AG Mortgage Investment Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2015, Allan Krinsman resigned as General Counsel and Secretary of AG Mortgage Investment Trust, Inc. (the “Company”). There was no disagreement or dispute between Mr. Krinsman and the Company that led to his decision to resign. Mr. Krinsman will remain with Angelo, Gordon & Co. and support the transition to a new General Counsel and Secretary. The Company is managed by AG REIT Management, LLC (the “Manager”), which is a subsidiary of Angelo, Gordon & Co. Following Mr. Krinsman’s resignation, D. Forest Wolfe will serve as the interim General Counsel and Secretary of the Company until a new permanent General Counsel and Secretary is hired. Mr. Wolfe currently serves as the General Counsel of Angelo, Gordon & Co. Mr. Wolfe served as the General Counsel of the Company from the Company’s inception in March 2011 until August 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: June 4, 2015	By:	/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer and Treasurer